Exhibit 99

MEREDITH REPORTS FISCAL 2022 FIRST QUARTER RESULTS
Digital Advertising and Consumer Performance Drives Total Company Revenue Growth
DES MOINES, IA (October 28, 2021) – Meredith Corporation (NYSE: MDP) today reported fiscal 2022 first quarter results as summarized below. All financial results refer to fiscal 2022 first quarter and the comparable prior-year period unless otherwise stated.

Three months ended September 30, 2021	Results	YoY Change
(In millions)
Total revenues	$708.6	2%

Net earnings	24.8	(41)%
Net special items [1,2]	16.6	F
Net earnings before special items [2]	41.4	(17)%
Adjusted EBITDA [2]	124.7	(13)%
Net cash provided by operating activities	42.3	(46)%
Free cash flow [2]	34.5	(50)%
F represents favorable improvements greater than 100%.
1	Special items for the three months ended September 30, 2021, primarily consisted of transaction costs.
2	See Tables 1-4 for supplemental disclosures regarding non-GAAP financial measures.
“We delivered total Company revenue growth, as continued record digital performance and stronger non-political advertising and magazine consumer revenues overcame historically high political advertising revenues in the prior year,” said Meredith Chairman and Chief Executive Officer Tom Harty. “Our digital performance reflects strength across the board, including advertising, licensing, and digital consumer driven sources such as performance marketing and content commerce.”

Reflecting the growth and increasing importance of its digital business, Meredith has reorganized its operating structure into three reporting segments: Digital, Magazine, and Local Media.

Fiscal 2022 first quarter revenues grew 2 percent to $709 million. Looking more closely at the quarter:

•Digital revenues grew 24 percent to $200 million. Performance was led by strong 29 percent growth in digital advertising revenues. Meredith continues to benefit from its proprietary technology platform that brings together strong content and trusted brands, unique taxonomy, and first party data. Digital consumer revenues grew 24 percent, with performance driven by Apple News+ and performance marketing via retail partners, including Walmart, Amazon, and Target.

•Magazine revenues declined 2 percent to $305 million. Magazine consumer related revenue, which accounted for nearly two-thirds of the segment’s revenue, grew 6 percent, driven by newsstand and subscription revenue performance. Magazine advertising revenues declined as expected, due primarily to the food, prescription drug, and beauty categories, which continue to be adversely impacted by current economic conditions including ongoing work-from-home protocols and supply chain disruptions.

•Local Media Group revenues declined 7 percent to $209 million. As expected in a non-political year, political spot advertising revenues were lower at $5 million compared to $52 million. Non-political spot advertising revenues grew 24 percent, reflecting a lack of political advertising crowd out, and driven primarily by gaming, professional services, and home categories. Retransmission revenue growth was driven primarily by annual escalations.

Net earnings were $25 million, compared to $42 million. Results included a net special charge of $17 million primarily related to transaction costs, compared to $8 million. Adjusted EBITDA was $125 million, compared to $143 million. Results reflect a change in revenue mix with lower cyclical high-margin political advertising and lower magazine advertising partially offset by stronger digital performance.

Cash Flows from Operations and Free Cash Flow were $42 million and $35 million, respectively, compared to $79 million and $70 million, reflecting lower net earnings due to the factors described above, along with higher employee-related costs.

Transaction update

Meredith remains on schedule to close its previously announced transactions in calendar 2021, comprising:

•$2.825 billion Local Media Group sale to Gray Television Inc. (“Gray”). Shareholders are expected to receive $16.99 in cash per share; and

•$2.7 billion sale of its remaining operations, including its digital and magazine segments, to IAC’s Dotdash digital publishing unit. Shareholders are expected to receive approximately $42.18 in cash per share.

“We are extremely proud of our 120-year history of journalistic integrity and dedication to building world class brands and consumer experiences,” Harty said. “We are focused on closing both transactions and delivering value to shareholders. Looking ahead, we are enthusiastic at the opportunity to further strengthen our brands and consumer relationships as part of Gray and Dotdash Meredith.”

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. While non-GAAP measures should not be construed as alternatives to GAAP measures, management believes these non-GAAP measures are useful as an aid to further understand Meredith’s current performance, performance trends, and financial condition.

Free Cash Flow, net earnings before special items, operating profit before special items, consolidated and segment adjusted EBITDA, and consolidated and segment adjusted EBITDA margin are common supplemental measures of performance used by investors and financial analysts. Management believes these measures provide additional analytical tools. Free Cash Flow is defined as net cash provided by operating activities less capital expenditures. This metric has been included as a measure of the Company’s liquidity and ability to fund its operations. Net earnings before special items and operating profit before special items remove the impact of special items on net earnings and operating profit. Consolidated adjusted EBITDA is defined as net earnings before interest expense, income taxes, depreciation, amortization, and special items. Segment adjusted EBITDA is defined as segment operating profit and non-operating income, net before depreciation, amortization, and special items. These special items have been removed as they have been deemed to be non-operational in nature. Management does not use adjusted EBITDA as a measure of liquidity or funds available for management’s discretionary use because it excludes certain contractual and nondiscretionary expenditures. Reconciliations of GAAP to non-GAAP measures are attached to this press release and at Meredith.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, statements related to the timing of closing the Gray and Dotdash transactions, expected price per share that shareholders will receive in connection with such transactions, and anticipated growth opportunities following the sales. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance, or outlook, or variations of these words or similar expressions.

Actual results may differ materially from those currently anticipated. Factors that could cause actual results to differ materially from those projected in the forward-looking statements include the following: market conditions; the impact of the COVID-19 pandemic; downturns in global, national, and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing, and/or television viewing patterns; increases in paper, postage, printing, syndicated programming, or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company's industries; the parties’ ability to consummate the previously announced proposed sales; the conditions to the completion of the transactions, including the receipt of approval of Meredith’s shareholders; the regulatory approvals required for the proposed sales not being obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion, and accounting and tax treatments of the transactions; potential inability to retain key employees; Additional information concerning these and other risk factors can be found in Meredith’s, Gray’s, and IAC’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Such risk factors may be amplified by the COVID-19 pandemic and its potential impact on the Company’s business and the global economy. Meredith, SpinCo (defined below), Gray, and IAC assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events, or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

ABOUT MEREDITH CORPORATION

Meredith Corporation (NYSE: MDP) is a multi-platform media and marketing company that provides information and inspiration to women’s lives daily through our trusted brands, including PEOPLE, Better Homes & Gardens, Allrecipes, Southern Living, and REAL SIMPLE. We create content and experiences focused on entertainment news, house and home, food, style, health, fitness, travel and luxury, and parenting – priority topics for our largely female audience.

With our long history of demonstrated integrity, editorial excellence, and deep consumer insights, we have earned relationships with 190 million Americans across media platforms, including digital, magazines, performance marketing, and brand licensing. Our rich proprietary data and sophisticated technology platform provide unparalleled insights and best-in-class advertising and performance marketing solutions.

Meredith's Local Media Group portfolio includes 17 television stations concentrated in large, fast-growing markets, with seven stations in the nation's Top 25 markets, including Atlanta, Phoenix, St. Louis, and Portland.

Meredith has agreed to sell its operations in two separate transactions for a combined $5.525 billion that are expected to return approximately $59.17 per share cash to Meredith shareholders. These transactions are expected to close later in calendar 2021.

Additional information and where to find it
This communication is not a solicitation of a proxy from any shareholder of the Company. The Company’s shareholders are neither required nor being asked to vote on the Dotdash merger. However, in connection with the transactions contemplated by the Gray merger, on October 8, 2021, the Company filed an amended preliminary proxy statement with the SEC and intends to file relevant materials with the SEC, including a definitive proxy statement. In addition, Meredith Holdings Corporation, the new public company to be spun-off (“SpinCo”), intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, GRAY, THE PROPOSED GRAY MERGER AND THE SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo, and Gray with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director of Corporate Communications, at 515-284-3622.

Participants in the solicitation
The Company and Gray and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the proposed Gray merger and spin-off. Information about Gray’s directors and executive officers is available in Gray’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated October 27, 2021, for its 2021 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, is contained in the amended preliminary proxy statement regarding the Gray merger and the spin-off that the Company filed with the SEC on October 8, 2021, and will be contained in the definitive proxy statement and Form 10 registration statement regarding the proposed Gray merger and spin-off that the Company and SpinCo will file, respectively, with the SEC when they become available.

-- # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Erica Jensen
Executive Director, Corporate Communications	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Erica.Jensen@meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

Three months ended September 30,	2021	2020
(In millions except per share data)
Revenues
Advertising related	$338.2	$358.5
Consumer related	345.9	318.7
Other	24.5	16.3
Total revenues	708.6	693.5
Operating expenses
Production, distribution, and editorial	266.4	241.1
Selling, general, and administrative	319.0	311.2
Acquisition, disposition, and restructuring related activities	18.4	14.1
Depreciation and amortization	28.8	49.0
Total operating expenses	632.6	615.4
Income from operations	76.0	78.1
Non-operating income, net	1.5	5.6
Interest expense, net	(38.3)	(43.5)
Earnings before income taxes	39.2	40.2
Income tax benefit (expense)	(14.4)	2.1
Net earnings	$24.8	$42.3

Basic earnings per share attributable to common shareholders
Basic earnings per common share	$0.52	$0.88
Basic average common shares outstanding	46.5	46.0

Diluted earnings per share attributable to common shareholders
Diluted earnings per common share	$0.51	$0.88
Diluted average common shares outstanding	47.2	46.0

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

Three months ended September 30,	2021	2020
(In millions)
Revenues
Advertising related
Digital	$138.9	$111.0
Magazine	91.1	116.6
Local Media	108.8	131.1
Intersegment revenue elimination	(0.6)	(0.2)
Total advertising related	338.2	358.5
Consumer related
Digital	60.0	48.5
Magazine	194.5	183.4
Local Media	96.9	91.6
Intersegment revenue elimination	(5.5)	(4.8)
Total consumer related	345.9	318.7
Other
Digital	1.3	1.4
Magazine	19.5	11.6
Local Media	3.7	3.3
Total other	24.5	16.3
Total revenues	$708.6	$693.5

Operating profit
Digital	$56.3	$25.8
Magazine	4.6	5.7
Local Media	46.6	63.8
Unallocated corporate	(31.5)	(17.2)
Income from operations	$76.0	$78.1

Depreciation and amortization
Digital	$7.7	$15.8
Magazine	14.0	24.2
Local Media	6.7	8.6
Unallocated corporate	0.4	0.4
Total depreciation and amortization	$28.8	$49.0

Adjusted EBITDA [1]
Digital	$64.5	$42.5
Magazine	19.3	33.6
Local Media	53.6	79.9
Unallocated corporate	(12.7)	(12.8)
Total adjusted EBITDA	$124.7	$143.2
1     Adjusted EBITDA is net earnings before interest expense, income taxes, depreciation, amortization, and special items.

Continued
Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

Three months ended September 30,	2021	2020
(In millions)
Revenues
Digital
Advertising	$135.6	$105.1
Third party sales	3.3	5.9
Total advertising related	138.9	111.0
Licensing	31.7	24.1
Affinity marketing	7.4	7.0
Digital and other consumer driven	20.9	17.4
Total consumer related	60.0	48.5
Other	1.3	1.4
Total Digital	200.2	160.9
Magazine
Advertising	90.4	108.5
Third party sales	0.7	8.1
Total advertising related	91.1	116.6
Subscription	136.9	133.4
Newsstand	43.3	35.1
Affinity marketing	13.6	12.2
Digital and other consumer driven	0.7	2.7
Total consumer related	194.5	183.4
Project based	13.9	9.9
Other	5.6	1.7
Total other	19.5	11.6
Total Magazine	305.1	311.6
Local Media
Non-political spot	70.6	56.8
Political spot	5.0	51.7
Digital	5.4	4.3
Third party sales	27.8	18.3
Total advertising related	108.8	131.1
Retransmission	96.7	91.4
Digital and other consumer driven	0.2	0.2
Total consumer related	96.9	91.6
Other	3.7	3.3
Total Local Media	209.4	226.0
Intersegment revenue elimination	(6.1)	(5.0)
Total revenues	$708.6	$693.5

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	September 30, 2021	June 30, 2021
(In millions)
Current assets
Cash and cash equivalents	$269.0	$240.2
Accounts receivable, net	501.3	501.1
Inventories	29.7	29.3
Current portion of subscription acquisition costs	226.2	225.6
Other current assets	58.0	115.9
Total current assets	1,084.2	1,112.1
Property, plant, and equipment, net	347.1	360.6
Operating lease assets	364.3	371.0
Subscription acquisition costs	178.5	180.4
Other assets	264.8	265.6
Intangible assets, net	1,545.2	1,556.8
Goodwill	1,719.2	1,719.3
Total assets	$5,503.3	$5,565.8

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$4.1	$4.1
Current portion of operating lease liabilities	36.5	36.2
Accounts payable	195.1	185.1
Accrued expenses and other liabilities	140.5	237.7
Current portion of unearned revenues	401.3	396.4
Total current liabilities	777.5	859.5
Long-term debt	2,743.5	2,741.9
Operating lease liabilities	425.0	432.1
Unearned revenues	215.6	218.8
Deferred income taxes	462.4	462.4
Other noncurrent liabilities	198.8	199.0
Total liabilities	4,822.8	4,913.7

Shareholders’ equity
Common stock	40.7	40.6
Class B stock	5.1	5.1
Additional paid-in capital	185.7	178.5
Retained earnings	531.1	506.3
Accumulated other comprehensive loss	(82.1)	(78.4)
Total shareholders’ equity	680.5	652.1
Total liabilities and shareholders' equity	$5,503.3	$5,565.8

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Three months ended September 30,	2021	2020
(In millions)
Net cash provided by operating activities	$42.3	$78.9

Cash flows from investing activities
Additions to property, plant, and equipment	(7.8)	(9.3)
Other	—	0.3
Net cash used in investing activities	(7.8)	(9.0)

Cash flows from financing activities
Repayments of long-term debt	(1.0)	(1.0)
Purchases of Company stock	(8.5)	(0.4)
Proceeds from common stock issued	6.0	0.4
Payment of acquisition related contingent consideration	(1.3)	—
Financing lease payments	(0.7)	(0.6)
Net cash used in financing activities	(5.5)	(1.6)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.3
Net increase in cash and cash equivalents	28.8	68.6
Cash and cash equivalents at beginning of period	240.2	132.4
Cash and cash equivalents at end of period	$269.0	$201.0

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Adjusted EBITDA
The following tables show results of operations as reported under accounting principles generally accepted in the United States of America (GAAP) and adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Consolidated adjusted EBITDA, which is reconciled to net earnings in Table 3, is defined as net earnings before interest expense, income taxes, depreciation, amortization, and special items.

Segment adjusted EBITDA is a measure of segment operating profit and non-operating income, net before depreciation, amortization, and special items.

Three months ended September 30,	Revenues	YoY Change	Operating profit	YoY Change	Adjusted EBITDA	YoY Change
(In millions)
Digital	$200.2	24%	$56.3	F	$64.5	52%
Magazine	305.1	(2)%	4.6	(19)%	19.3	(43)%
Local Media Group	209.4	(7)%	46.6	(27)%	53.6	(33)%
Unallocated corporate	n/a	n/a	(31.5)	83%	(12.7)	(1)%
Intersegment elimination	(6.1)	22%	n/a	n/a	n/a	n/a
Total	$708.6	2%	$76.0	(3)%	$124.7	(13)%
F represents favorable improvements greater than 100%.
n/a - not applicable.

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows net earnings as reported under GAAP and excluding the special items. Net earnings before special items is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended September 30,	2021	2020
(In millions except per share data)
Net earnings	$24.8	$42.3
Special items
Transaction costs	11.5	—
Integration and restructuring costs	3.5	3.6
Severance and related benefit costs	0.1	12.4
Gain on investment	—	(3.6)
Other	3.3	(1.9)
Special items subtotal	18.4	10.5
Tax benefit on special items	(1.8)	(2.7)
Net special items	16.6	7.8
Net earnings before special items (non-GAAP)	$41.4	$50.1

Diluted earnings per share attributable to common shareholders before special items (non-GAAP)
Diluted earnings per common share	$0.51	$0.88
Per share impact of net special items	0.35	0.16
Diluted earnings per share before special items (non-GAAP)	$0.86	$1.04

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items
The following tables show results of operations as reported under GAAP and excluding the special items. Results of operations excluding the special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest expense, income taxes, depreciation, amortization, and special items.

Segment adjusted EBITDA is a measure of segment operating profit and non-operating income, net before depreciation, amortization, and special items. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended September 30, 2021	Digital	Magazine	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$200.2	$305.1	$209.4

Net earnings					$24.8
Income tax expense					14.4
Interest expense, net					38.3
Non-operating income, net					(1.5)
Operating profit	$56.3	$4.6	$46.6	$(31.5)	76.0
Special items included in operating profit
Transaction costs	—	—	—	11.5	11.5
Integration and restructuring costs	—	—	—	3.5	3.5
Severance and related benefit costs	—	—	—	0.1	0.1
Other	—	—	—	3.3	3.3
Total special items included in operating profit	—	—	—	18.4	18.4
Operating profit before special items (non-GAAP)	56.3	4.6	46.6	(13.1)	94.4
Non-operating income, net	0.5	0.7	0.3	—	1.5
Depreciation and amortization	7.7	14.0	6.7	0.4	28.8
Adjusted EBITDA (non-GAAP)	$64.5	$19.3	$53.6	$(12.7)	$124.7

Segment operating margin	28.1%	1.5%	22.3%
Segment adjusted EBITDA margin	32.2%	6.3%	25.6%

Table 3 Continued

Three months ended September 30, 2020	Digital	Magazine	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$160.9	$311.6	$226.0

Net earnings					$42.3
Income tax benefit					(2.1)
Interest expense, net					43.5
Non-operating income, net					(5.6)
Operating profit	$25.8	$5.7	$63.8	$(17.2)	78.1
Special items included in operating profit
Severance and related benefit costs	0.8	3.8	7.2	0.6	12.4
Integration and restructuring costs	0.2	—	—	3.4	3.6
Other	(0.1)	(0.8)	—	(1.0)	(1.9)
Total special items included in operating profit	0.9	3.0	7.2	3.0	14.1
Operating profit before special items (non-GAAP)	26.7	8.7	71.0	(14.2)	92.2
Non-operating income, net	3.6	0.7	0.3	1.0	5.6
Special item included in non-operating income, net – gain on sale of investment	(3.6)	—	—	—	(3.6)
Depreciation and amortization	15.8	24.2	8.6	0.4	49.0
Adjusted EBITDA (non-GAAP)	$42.5	$33.6	$79.9	$(12.8)	$143.2

Segment operating margin	16.0%	1.8%	28.2%
Segment adjusted EBITDA margin	26.4%	10.8%	35.4%

Table 4

Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Free Cash Flow – The following table presents net cash provided by operating activities as reported under GAAP and additions to property, plant, and equipment also as reported under GAAP. Free Cash Flow is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended September 30,	2021	2020
(In millions)
Net cash provided by operating activities	$42.3	$78.9
Less: additions to property, plant, and equipment	(7.8)	(9.3)
Free cash flow	$34.5	$69.6